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                                                                     Exhibit 8.2


January  27, 2000

Nuevo Grupo Iusacell, S.A. de C.V.
Prolongacion Paseo de la Reforma 1236
Colonia Santa Fe
Delagacion Cuajimalpa
05348 Mexico, D.F., Mexico

Re: U.S. Federal Income Tax Opinion With Respect to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as United States federal income tax counsel for Nuevo Grupo Iusacell, S.A. de C.V. ("New Iusacell"), a company organized under the laws of the United Mexican States, in connection with New Iusacell's offer to exchange its series V American Depositary Shares (the "New Iusacell ADSs") for series D American Depositary Shares and series L American Depositary Shares (together, the "Old Iusacell ADSs") of Grupo Iusacell, S.A. de C.V. ("Old Iusacell") on a one-for-one basis (the "Exchange Offer"). You have asked for our opinions as to whether (i) the Exchange Offer will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) the information in the Registration Statement, dated January 28, 2000 (the "Registration Statement") under the heading "Taxation," to the extent it constitutes matters of U.S. federal income tax law, is correct in all material respects.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and relied upon, with your consent, the Registration Statement. In addition, in rendering our opinions expressed below, we have also examined such other documents and legal authorities as we have deemed relevant for purposes of expressing the opinions contained herein.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct,
(iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms and (v) New Iusacell and Old Iusacell and their subsidiaries have at all times been and will continue to be organized and operated in accordance with the terms of such documents. We have also assumed the accuracy of the statements and description of New Iusacell's intended activities as described in the Registration Statement and that New Iusacell has operated and will continue to operate in accordance with the method of operation described in the Registration Statement. For purposes of rendering the opinion stated below, we have also assumed, with your consent, the accuracy of the factual representations contained in the Certificates of Representations, each dated January 27, 2000, provided to us by New Iusacell and Old Iusacell.
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Nuevo Grupo Iusacell, S.A. de C.V.
January 27, 2000                                                         Page 2


Our opinion is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinions are not binding on the IRS, and no ruling with respect to any of the issues raised by this opinion letter has been requested from the IRS. No assurance can be given that the opinions expressed herein will not be challenged by the IRS or sustained by a court.

Based upon and subject to the foregoing, we are of the opinion that:

         (1) The exchange of Old Iusacell ADSs for New Iusacell ADSs pursuant to the Exchange Offer will be constitute a reorganization under Section 368(a)(1)(B) of the Code;

         (2) A holder of Old Iusacell ADSs that tenders such Old Iusacell ADSs pursuant to the Exchange Offer, except to the extent that such holder is a 5% U.S. Holder, will not recognize taxable gain or loss on the exchange of his or her Old Iusacell ADSs for New Iusacell ADSs; and

         (3) The information in the Registration Statement under the heading "Taxation," to the extent that it constitutes matters of U.S. federal income tax law, is correct in all material respects.

The opinions contained herein are limited to those matters expressly covered. No opinion is to be implied with respect to any other matter. The opinions set forth herein are as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact which may hereinafter brought to our attention. We express no opinion as to the laws of any jurisdiction other than the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the captions "Legal Matters" and "Taxation" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, this opinion may not be relied upon by any person or entity other than the addressee without our prior written consent.

Very truly yours,

/S/ CLIFFORD CHANCE ROGERS & WELLS LLP
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